UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)                  May 25, 2007
Parametric Technology Corporation

(Exact Name of Registrant as Specified in Its Charter)
Massachusetts

(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152

(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714

(Address of Principal Executive Offices)	(Zip Code)
(781) 370-5000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
SIGNATURES

Item 7.01.   Regulation FD Disclosure.
PTC’s Board of Directors has authorized PTC to resume, for up to one year, repurchases of PTC common stock pursuant to the authority granted in September 1998 and July 2000 to repurchase up to 16.0 million shares of PTC common stock. To date, PTC has repurchased a total of 12.5 million shares of the 16.0 million shares authorized. PTC intends to resume repurchases of its shares in the open market immediately. PTC also expects to adopt a Rule 10b5-1 plan pursuant to which additional purchases will be made. PTC expects to use cash from operations to fund the repurchase program.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parametric Technology Corporation
Date: May 25, 2007	By:	/s/ Cornelius F. Moses
Cornelius F. Moses
Chief Financial Officer

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